SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2002

Triton Network Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30251	59-3434350

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6905 Whisperfield Drive
Plano, Texas 75024
(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 492-9020

Item 9. Other Events.
SIGNATURE

Item 9. Other Events.

     As previously reported, on December 21, 2000, a complaint was filed against the Company in the Circuit Court of the Thirteenth Judicial Circuit, in and for Hillsborough County, Florida. The complaint was brought by a shareholder of the Company and alleged, among other things, that the Company improperly failed to transfer his unregistered shares of the Company and otherwise prevented plaintiff from selling his shares before the share price dropped significantly. In March 2002, the Company settled the lawsuit and paid $3,650,000 to the shareholder. However, in connection with this lawsuit, one of the Company’s insurance carriers agreed to loan the Company $1,750,000, plus interest, on October 30, 2002. This loan is required to be repaid with the proceeds, if any, from the lawsuit the Company has filed against the law firm that advised the Company with regard to the shareholder’s stock transfer request. However, the loan will be forgiven by the insurance carrier if the Company is ultimately unsuccessful in the lawsuit against the law firm. Furthermore, if the Company is ultimately unsuccessful in this lawsuit, the insurance carrier will pay an additional $750,000, plus interest, to the Company. The insurance carrier also will pay the legal costs of prosecuting the action against the law firm.

     The purpose of this Report on Form 8-K is to report that on October 18, 2002, in accordance with the terms of the agreement between the Company and its insurance carrier, the Company received from the insurance carrier loan proceeds (including interest) in the amount of $1,800,000. The Company’s Consolidated Statement of Net Assets in Liquidation at March 31, 2002 included a receivable of $2,500,000 to reflect its agreement with the insurance carrier. As a result, the receipt of the $1,800,000 from the insurance carrier does not impact the Company’s net assets in liquidation.

     The Company’s lawsuit against its former law firm is still in the early stages of litigation and, accordingly, the outcome of such proceedings remain uncertain.

     The Company intends to continue to update it shareholders and the public with regard to material developments regarding the Company and its liquidation through current reports on Form 8-K.

Forward Looking Statements

     Statements included herein that are not historical in nature may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include, without limitation, statements regarding the anticipated liquidation distribution to stockholders, the anticipated outcome of the Company’s class action securities lawsuits and the lawsuit filed against the Company’s former law firm, and the recovery, if any, of a portion or all of any litigation costs from third parties. Any such forward-looking statements reflect the judgment of management as of the date of this report and involve risks and uncertainties including, without limitation, uncertainties related to the Company’s plan of liquidation and the amount and nature of the Company’s assets and liabilities, as well as risks related to the Company’s pending and proposed litigation and those related to the Company attempt to be reimbursed for a portion of its litigation and settlement costs from third parties. The Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRITON NETWORK SYSTEMS, INC.

By:	/s/ KENNETH R. VINES

Kenneth R. Vines, Chief Executive Officer

Dated: October 23, 2002